FIRST AMENDMENT TO
PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS

This FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this “First Amendment”) is entered into as of September 6, 2012 by and between KENCAL OWNERSHIP LLC and KENCAL OPERATING LLC, each a California limited liability company (together, “Seller”), and CHSP MISSION BAY LLC, a Delaware limited liability company (“Buyer”), and amends that certain Purchase and Sale Agreement and Joint Escrow Instructions by and between Buyer and Seller dated as of July 31, 2012 (the “Agreement”). All capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

Buyer and Seller hereby agree as follows:

1.    Seller Indemnity Obligations. Pursuant to Section 12.1 of the Agreement, Seller has agreed to indemnify Buyer for certain obligations and liabilities accruing prior to Closing as set forth therein, including those arising under the Ground Lease and Operational Taxes. Buyer and Seller have received notice that the City intends to perform (a) an audit of rent payable under the Ground Lease and (b) an audit of transient occupancy tax (“TOT”), after Closing. To the extent that either of the City’s audits results in Claims arising out of Seller’s obligations to pay rent under the Ground Lease or to pay TOT to the City relating to anytime period prior to Closing (collectively, “Audit Liabilities”), Buyer and Seller hereby amend Section 5.4 of the Agreement as follows:

a.    For purposes of this First Amendment and with respect to Audit Liabilities only, the time limitation for Buyer to give Seller notice of claim as set forth in Section 5.4.2 is hereby extended to twelve (12) months after the Closing Date (which shall be extended for the time period of any actions or appeals against or by the City with respect to any contest regarding the Audit Liabilities), and Buyer shall commence any action with respect to such Claims within thirteen (13) months after the Closing Date (which shall also be extended as set forth above); and

b.    For purposes of this First Amendment and with respect to Audit Liabilities only, the minimum aggregate amount of $250,000 set forth in Section 5.4.3 shall not apply to any Claims by Buyer resulting from Audit Liabilities, nor shall Audit Liabilities be included in calculating such minimum aggregate amount; and the cap on Seller’s aggregate liability of two percent (2%) of the Purchase Price as set forth therein shall not apply to any Claims by Buyer resulting from such Audit Liabilities.

2.     Escrow for Audit Liabilities. Buyer and Seller have agreed to deposit $150,000 of the Purchase Price with the Escrow Agent, to be held in escrow pursuant to the escrow agreement attached hereto as Exhibit A (the “Audit Liabilities Escrow Agreement”). Such funds shall be available for a period of thirteen (13) months after Closing (which may be extended as provided in Paragraph 1(a) above) to pay the City directly for Audit Liabilities, as provided in the Audit Liabilities Escrow Agreement. Seller or its designated representative shall have the right to participate with Buyer, to the extent that Buyer is able to participate, in either of the City’s audits, review the results thereof, and with prior notice to Buyer to discuss such results with the City. If upon completion of either of the City audits, it is determined by the City that Seller during its period of ownership of the Hotel made an overpayment of (a) rent pursuant to the Ground Lease or (b) TOT, such overpayment shall be promptly given to Seller to the extent that Buyer receives such overpayment directly from the City. Buyer and Seller shall each bear their own professional fees and costs in connection with the City audit; provided however, that Seller shall reimburse Buyer or its affiliate for (i) any employee costs for the time spent, over and above a total of twenty (20) hours, by any Hotel employee assisting with either of the City audits, and (ii) any additional out of pocket costs incurred by Buyer or its affiliate or any additional costs or expenses charged by Hotel Manager in connection with such City audits.

3.    Purchase Price Allocation. With respect to the Purchase Price allocation referenced in Section 3.2 of the Agreement, the parties have agreed as follows:

a.    $58,030,000 shall be allocated to the Hotel Premises; and

b.    $3,970,000 shall be allocated to Personal Property.

4.    No Further Amendment. All other terms and conditions of the Agreement remain in full force and effect.

5.    Entire Agreement. This First Amendment constitute the final and complete agreement between the parties relating to the subject matter hereof. Except as set forth above, the Agreement remains unaltered and in full force and effect, and Seller and Buyer do hereby ratify and confirm the Agreement, as modified and amended herein. The Agreement, as modified by this First Amendment, contains the entire agreement by and between Seller and Buyer with respect to the sale and purchase of the Hotel and shall be binding upon and inure to the benefit of the successors and assigns of Seller and Buyer.

6.    Counterparts. This First Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

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[Signature page to First Amendment to Purchase Agreement]

IN WITNESS WHEREOF, each of the parties have executed this First Amendment as of the date first above written.

SELLER:

KENCAL OWNERSHIP LLC,
a California limited liability company

By:     KENCAL Delaware, LLC,
    a Delaware limited liability company,
    its Manager

By:     KAREC California Development Program, LLC,
        a California limited liability company,
        its Manager

By:    Bentall Kennedy (U.S.), LP,
            a Washington limited partnership,
            its Manager

By:    Scott Matthews
            Name of Officer:    /s/ Scott Matthews
            Title:    Senior Vice President

KENCAL OPERATING LLC,
a California limited liability company
By:    FST HRI LLC,
    a Washington limited liability company,
    its Member Manager
By:    BMC-The Benchmark Management Company,
        a Texas corporation,
        its Sole Member

        By:    /s/ Bradley V. Hayden
        Name:    Bradley V. Hayden
        Title:     Chief Financial Officer

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BUYER:

CHSP MISSION BAY LLC,
a Delaware limited liability company

By:    /s/ D. Rick Adams
Name:     D. Rick Adams
Its:    Vice President